AMENDMENT TO AGREEMENT

This Amendment is made effective the 31st day of January, 1996, and amends the Amendment to Agreement entered into among NCR Corporation, now known as AT&T Global Information Systems (AT&T), and MicroEnergy, Inc. (MEI), Gatza and Fanella on October 22, 1992.

WHEREAS, AT&T and MEI have also agreed on terms to extend the time for repayment of MEI's debt to AT&T; (1) evidenced by the Promissory Notes dated September 28, 1992; (2) evidenced by the Promissory Notes dated July 1, 1991 delivered in conjunction with the Asset Purchase Agreement; and (3) arising under the Asset Purchase Agreement for an adjustment to the price paid by MEI to AT&T for inventory (collectively the "Notes').

Whereas, AT&T and MEI agree that the outstanding balance owed to AT&T for the Notes by MEI as of December 15, 1995, the effective date of this amendment, is $2,332,495.

It is THEREFORE agreed by AT&T and MEI:

1.   Full payment of Notes.

     a. MEI is to pay to AT&T within 120 days of the effective date of this agreement, $1,332,000.00 in full and final payment for all Notes owed to AT&T.

     b. If MEI fails to make payment by April 15, 1996, the following payment by the noted date will be required to make full and final payment:
          if paid by                       amount
          April 30, 1996                $1,336,000.00
          May 15, 1996                   1,340,000.00
          May 30, 1996                   1,344,000.00


     c. AT&T will release all liens and mark said Notes paid upon verified receipt of the funds.

2.   October 22, 1992 Amendment to Agreement remains in effect.
Except as stated in this Amendment, the terms of the October 22, 1992 Agreement remain in full force and effect.

3.   September 20, 1994 Amendment to Agreement remains in effect.
Except as stated in this Amendment, the terms of the September 20, 1994 Amendment to Agreement remain in full force and effect.

4. If payment is not made by MEI per this Amendment to Agreement, then payments due under the prior agreements will be paid current and payments will resume under the terms of the Amendment to Agreement dated September 20, 1994.

5. This amendment supersedes all discussions, correspondence and representations, and constitutes the entire agreement, associated with its subject matter.




IN WITNESS WHEREOF, the parties have signed this Amendment as of the date shown below.


Micro Energy, Inc.                      AT&T Global Information
                                        Solutions Company

By:                                     By:
Its:                                    Its:
Date:                                   Date:


Robert G. Gatza

Date:




Robert J. Fanella

Date:

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